                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Date  of  Report  (Date  of  earliest  event  reported)     FEBRUARY  10,2000


                             MINES MANAGEMENT, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

     IDAHO                         0-29786                     91-0538859
     -----                         -------                     ----------
(State or other jurisdiction     (Commission                 (IRS Employer
of  incorporation)                File  Number)              Identification
                                                              No.)


     905  W.  RIVERSIDE  AVENUE,  STE.  311     SPOKANE,  WA  99201
     --------------------------------------------------------------
                    (Address  of  principal  executive  offices)

Registrant's  telephone  number,  including  area  code          (509)  838-6050
                                                                 ---------------

                                         N/A
     (Former  name  or  former  address, if changed since last report)

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANTS.

(a)

On February 10, 2000, the Registrant notified its principal independent accountant, Williams & Webster P.S., that it will not be engaged to audit the Registrant's financial statements for the year ending December 31, 1999.

The principal accountant's report on the financial statements for either of the past two years has contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was approved by the board of directors or an audit or similar committee of the board of directors

There were no disagreements with the former account on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

 A copy of the accountant's letter to the Commission will be filed as an amendment.

The Registrant has complied with the requirements of Item 304(a)(3) of Regulation SB with regard to providing the former accountant with a copy of the disclosure it is making in response to this Item and has requested the former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Issuer and, if not, stating the respects in which it does not agree

(b)

On February 10, 2000 the Registrant engaged the accounting firm LeMaster & Daniels, PLLC. During the years ended December 31, 1998 and 1997, the Company did not consult with LeMaster & Daniels, PLLC regarding: (I) the application of accounting principles to a specified transaction; (ii) the type of opinion that might be rendered on the Company's Financial Statements; or (iii) any matter that was the subject of a disagreement with the Registrant's former accountant or a reportable event (as contemplated by Item 304 of Regulation SB).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MINES  MANAGEMENT,  INC


Date:     February  10,  2000        By: /s/ William R. Green
                                     -------------------------------
                                     William  R.  Green,  President